UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2022

HEART TEST LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41422	26-1344466
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

550 Reserve St, Suite 360 Southlake, Texas	76092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 682-237-7781

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HSCS	The Nasdaq Stock Market LLC
Warrants	HSCSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On June 17, 2022, Heart Test Laboratories, Inc. (the “Company”) closed its initial public offering (“IPO”) of 1,500,000 units (“Units”), each consisting of (i) one share (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) one warrant of the Company (the “Warrants”) entitling the holder to purchase one share of Common Stock at an exercise price of $4.25 per Share of Common Stock. The Units were sold at a price of $4.25 per Unit. The Warrants are immediately exercisable upon issuance and are exercisable for a period of five years after the issuance date. The Common Stock and the Warrants constituting the Units were immediately separable and issued separately but were purchased together in the IPO.

Pursuant to the Underwriting Agreement dated as of June 15, 2022 between the Company and The Benchmark LLC (the “Representative”), as representative of the underwriters, a copy of which was filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K/A Amendment No. 1 filed with the U.S. Securities and Exchange Commission on June 16, 2022, the Company granted the Representative (i) a 30-day option to purchase up to an additional 225,000 Shares and/or Warrants to purchase 225,000 Shares, or any combination thereof, to cover over-allotments and (ii) warrants to purchase up to 105,000 shares of Common Stock at a per share exercise price of $4.25, which is equal to the public offering price per Unit sold in the IPO, pursuant to the Representative’s Warrant Agreement issued June 17, 2022 by the Company to the Representative (the “Representative’s Warrant Agreement”), the form of which was previously filed as Exhibit 4.8 to the Company’s Registration Statement on Form S-1 (File No. 333- 265024), as amended (the “Registration Statement”). A description of the warrants issued pursuant to the Representative’s Warrant Agreement is set forth in the section titled “Underwriting—Representative’s Warrant” in the prospectus forming a part of the Registration Statement. In connection with the IPO, the Representative exercised its over-allotment option, in part, electing to purchase Warrants to purchase an additional 225,000 Shares.

The Common Stock and the Warrants have been approved to list on The Nasdaq Stock Market LLC under the symbols “HSCS” and “HSCSW”, respectively, and began trading on June 15, 2022.

In connection with the IPO, the Company entered into a Warrant Agent Agreement, dated as of June 17, 2022, between the Company and American Stock Transfer & Trust Company, LLC, as warrant agent (the “Warrant Agent Agreement”), which sets forth the expiration and exercise price of and procedure for exercising the Warrants, provision for amendments to the Warrant Agent Agreement, and indemnification of the warrant agent by the Company under the agreement. The form of Warrant Agent Agreement was previously filed as Exhibit 4.9 to the Registration Statement.

The Company received approximately $5.2 million in net proceeds from the IPO after deducting the underwriting discount and commission and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the IPO (i) for estimated costs of approximately $3 million directly related to achieving U.S. Food and Drug Administration (“FDA”) clearance for the MyoVista device, including costs for relevant Company personnel, associated device testing, validation and research and development, and completing the pivotal clinical validation study, (ii) for working capital and general corporate purposes until the Company can obtain FDA approval, (iii) to pay accrued and unpaid interest to one lender (John Q. Adams, Sr., a former director of the Company) under a Loan and Security Agreement, which was $0.1 million at January 31, 2022, and (iv) with respect to the remainder, if any, for working capital and general corporate purposes needed for sales launch of the MyoVista into the U.S., which may include the hiring of additional personnel, capital expenditures and the costs of operating as a public company.

The foregoing description of the Representative’s Warrant Agreement and the Warrant Agent Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Representative’s Warrant Agreement and the Warrant Agent Agreement, which are filed as Exhibit 4.1 and 4.2 to this Current Report on Form 8-K, respectively, and are incorporated into this Item 1.01 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 15, 2022, the Company submitted to the Texas Secretary of State a Certificate of Amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Formation (as amended, the “Certificate of Formation”) that amends Article Seven of the Certificate of Formation to provide that any written consent with respect to an action taken by the shareholders must be signed by the holders representing all of the shares issued, outstanding and entitled to vote on such matter. Prior to the Amendment, the Certificate of Formation provided that any written consent with respect to an action taken by the shareholders must be signed by the holders representing a majority of all shares issued, outstanding and entitled to vote on such matter. The Amendment was approved by the shareholders of the Company on February 1, 2022 and was effective as of the closing of the IPO on June 17, 2022.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated into this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

3.1	Certificate of Amendment to Amended and Restated Certificate of Formation of Heart Test Laboratories, Inc., as amended

4.1	Representative’s Warrant Agreement issued June 17, 2022

4.2	Warrant Agent Agreement dated June 17, 2022 between Heart Test Laboratories, Inc. and American Stock Transfer & Trust Company, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEART TEST LABORATORIES, Inc.

Dated: June 23, 2022	By:	/s/ Andrew Simpson
Andrew Simpson
Chairman of the Board, President and Chief Executive Officer